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EXHIBIT 99.3

NOTICE OF GUARANTEED DELIVERY
FOR
SUBSCRIPTION RIGHTS EXERCISE NOTICE ISSUED
BY TODHUNTER INTERNATIONAL, INC.

        This form, or one substantially equivalent hereto, must be used to exercise Rights pursuant to the Rights Offering described in the Prospectus dated [                        ], 2005 (the "Prospectus") of Todhunter International, Inc., a Delaware corporation (the "Company"), if a holder of Rights cannot deliver the notice evidencing the Rights (the "Subscription Rights Exercise Notice"), to the Subscription Agent listed below (the "Subscription Agent") at or prior to 5:00 p.m., Eastern Time, on [                        ], 2005 or such later date and time to which the Company has extended the Rights Offering (the "Expiration Time"). Such form must be delivered by hand, first class mail or overnight courier, or if sent by an Eligible Institution, facsimile transmission, to the Subscription Agent, and must be received by the Subscription Agent on or prior to the Expiration Time. See "The Rights Offering—Method of Subscription—Exercise of Rights" in the Prospectus. Payment of the Subscription Price of [$            ] per share for each share of the Company's common stock, par value $0.01 ("Common Stock"), subscribed for upon exercise of such Rights must be received by the Subscription Agent in the manner specified in "The Rights Offering—Method of Payment" in the Prospectus at or prior to the Expiration Time even if the Subscription Rights Exercise Notice(s) evidencing such Rights is being delivered pursuant to the Guaranteed Delivery Procedures thereof. See "The Rights Offering—Method of Subscription—Exercise of Rights" in the Prospectus.

The Subscription Agent is:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By Hand, Mail, or Overnight Courier:
Todhunter International, Inc.
c/o Continental Stock Transfer & Trust Company
Reorganization Department
17 Battery Place
New York, NY 10004
(212) 509-4000 Ext. 536

Eligible Institutions may transmit this form via facsimile:

Facsimile Number: (212) 616-7610
Confirmation Telephone Number: (212) 509-4000, ext. 536

        DELIVERY OR TRANSMISSION OF THIS INSTRUMENT OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

        Questions may be answered by, and additional copies of relevant documents may be obtained by, contacting Ezra Shashoua, our Executive Vice President and Chief Financial Officer, at:

Todhunter International, Inc.
222 Lakeview Avenue, Suite 1500
West Palm Beach, FL 33401
(561) 655-8977

Ladies and Gentlemen:

        The undersigned hereby represents that the undersigned is the holder of a Subscription Rights Exercise Notice representing                        Rights and that such Subscription Rights Exercise Notice cannot be delivered to the Subscription Agent at or before 5:00 p.m., Eastern Time, on [                        ], 2005 or such later date and time to which the Company has extended the Rights Offering (the "Expiration Time"). Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise (i) the Basic Subscription Right to subscribe for                        share(s) of Common Stock with respect to the Rights represented by such Subscription Rights Exercise Notice and (ii) the Oversubscription Right relating to such Rights, to the extent that shares that are not otherwise purchased pursuant to the exercise of the Basic Subscription Rights (the "Excess Shares") are available therefor, up to                        Excess Shares, subject to availability and proration.

        The undersigned understands that payment of the Subscription Price of [$            ] per share for each share of Common Stock subscribed for pursuant to the Basic Subscription Right and the Oversubscription Right must be received by the Subscription Agent at or before the Expiration Time and represents that such payment, in the aggregate amount of $                        , either (check appropriate box):

  ☐
  is being delivered to the Subscription Agent herewith;

        or

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  has been delivered separately to the Subscription Agent in the manner set forth below (check appropriate box and complete information relating thereto):

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  Wire transfer of funds Name of transferor institution:
  Date of transfer:
  Confirmation number (if available) :

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  Uncertified check (Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Time to ensure that such payment clears by such date.)

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  Certified check

  ☐
  Bank draft (cashier's check)

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  Money order
  Name of maker:
  Date of check, draft or money order:
  Check, draft or money order number:
  Bank or other institution on which check is drawn or issuer of money order:

Signature(s):

Print or type name:	Print or type name:

Address:	Address:

Telephone No.	Telephone No.

GUARANTEE OF DELIVERY

        The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers Corporation, or a commercial bank or trust company having an office or correspondent in the United States, or a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, guarantees that the undersigned will deliver to the Subscription Agent the certificates representing the Rights being exercised hereby, with any required documents, all within three (3) business days after the date hereof.

Dated:

(Address)	(Name of Firm)
(Area Code and Telephone Number)	(Authorized Signature)

        The institution that completes this form must communicate the guarantee to the Subscription Agent and must deliver the Subscription Rights Exercise Notice(s) to the Subscription Agent within the time period shown in the Prospectus of Todhunter International, Inc., dated [                        ], 2005. Failure to do so could result in a financial loss to such institution.

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NOTICE OF GUARANTEED DELIVERY FOR SUBSCRIPTION RIGHTS EXERCISE NOTICE ISSUED BY TODHUNTER INTERNATIONAL, INC.